EXHIBIT 10.43A

[*] indicates that a confidential portion of the text of this agreement has been omitted.

GUARANTY, PLEDGE AND SECURITY AGREEMENT Dated as of December 30, 2011 among XOMA (US) LLC and Each Other Grantor From Time to Time Party Hereto and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

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TABLE OF CONTENTS
(continued)

		Page

Section 5.3	No Waiver by Course of Conduct	12
Section 5.4	Amendments in Writing	12
Section 5.5	Additional Grantors	12
Section 5.6	Notices	12
Section 5.7	Successors and Assigns	12
Section 5.8	Counterparts	12
Section 5.9	Interpretation	12
Section 5.10	Severability	12
Section 5.11	Payments; Foreign Currency Indemnity	12
Section 5.12	Release of Liens	12
Section 5.13	Waiver of Jury Trial	12
Section 5.14	GOVERNING LAW AND JURISDICTION	12

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ANNEX

Annex 1                         Form of Joinder Agreement

GUARANTY, PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of December 30, 2011, by XOMA (US) LLC, a Delaware limited liability company (the “Company”), XOMA LTD., a Bermuda exempted company and as such entity may be discontinued from Bermuda pursuant to Sections 132G and 132H of the Companies Act of 1981 of Bermuda, as amended (the “Companies Act”) and converted to a Delaware corporation pursuant to Section 388 of the Delaware General Corporation Law (“Parent”) and each of the other entities listed on the signature pages hereto or that becomes a party hereto pursuant to Section 5.5 (together with Parent and the Company, the “Grantors”), in favor of General Electric Capital Corporation (“GECC”), in its capacity as agent for the Lenders (defined below) (together with its successors and permitted assigns, in each such capacity the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof, among Agent, the financial institutions who are parties thereto from time to time as lenders (collectively, the “Lenders”), the Company, Parent and the other entities or persons, if any, who hereafter become parties thereto as guarantors (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement), the Lenders have agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a direct wholly-owned subsidiary of Parent;

WHEREAS, each Grantor (other than the Company) has agreed to guaranty the Obligations of the Company (such Grantors other than the Company sometimes referred to herein individually as a “Guarantor” and collectively as “Guarantors”);

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make extensions of credit to the Company under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Agent, for the benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make extensions of credit to the Company under the Loan Agreement, each Grantor hereby agrees as follows:

ARTICLE I

GUARANTY

Section 1.1         Guaranty.  Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document, of the Term Loan and all other Obligations of the Company whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.  To the extent the Obligations are increased or reduced from time to time in accordance with the Transaction Documents, the Guaranteed Obligations shall be correspondingly increased or reduced.

Section 1.2        Limitation of Guaranty.  Any term or provision of this Agreement or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Transaction Document, as it relates to such Guarantor, subject to avoidance under applicable laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11, United States Code or any applicable provisions of comparable laws) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 1.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Agreement.

Section 1.3        Contribution.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor and its Subsidiaries from the Term Loan and the other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Company) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 1.4        Authorization; Other Agreements.  The Agent is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)   (i) modify, amend, supplement, renew, extend, increase the principal amount of and/or the rate of interest on, modify any other payment terms of, or otherwise change, (ii) accelerate or otherwise change the time, place, manner or term of payment of, or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document, in each case in accordance with the terms of the Loan Agreement;

(b)   apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c)    refund at any time any payment received by Agent in respect of any Guaranteed Obligation other than payments required to be made by the Company in accordance with the terms of the Loan Agreement;

(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral (as defined below) for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take, request, accept and hold additional Collateral to secure any Guaranteed Obligation or additional guarantees in respect of the Guaranteed Obligations, (iii) add, release or substitute any one or more other Guarantors, or any other guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company, any other Guarantor, and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof;

(e)   settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations; and

(f)            exercise any other rights available to it under the Loan Agreement and other Transaction Documents.

Section 1.5        Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following, and hereby agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be discharged or otherwise affected by any circumstance other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor hereby agrees as follows:

(a)           the Agent may enforce this Agreement in accordance with the terms of the Loan Agreement upon the occurrence of an Event of Default notwithstanding any dispute between the Company and Agent and/or any Lender with respect to the existence of such Event of Default;

(b)           the obligations of each Guarantor hereunder are independent of the Obligations of the Company under the Transaction Documents and the obligations of any other guarantor (including any other Guarantor) of the Obligations of the Company under the Transaction Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not Guarantor is the alter ego of any of the Company and whether or not the Company is joined in any such action or actions;

(c)           payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid, and if Agent and/or any Lender is awarded a judgment in any suit brought to enforce any Guarantor’s obligations hereunder, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(d)           to waive and not to assert any claim, setoff, counterclaim or defense, whether arising in connection with or in respect of any of the following, and hereby agrees that its obligations under this Agreement shall not be reduced, limited, impaired, discharged or terminated as a result of, or otherwise affected by, any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Agreement, in each case except as otherwise agreed in writing by Agent):

i.         the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Transaction Document (including any amendment, consent or waiver thereto), or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;

ii.        any rescission, waiver, amendment, modification of, or consent to departure from, any of the terms or provisions of any Transaction Document or any agreement or instrument executed or delivered in connection therewith;

iii.       the absence of (A) any attempt to collect any Guaranteed Obligation or any part thereof from the Company or any other Guarantor or other action to enforce any of the same, (B) any action to enforce any Transaction Document, any provision thereof, or any lien thereunder, or (C) any act to assert or enforce any claim, right, demand, power or remedy whether arising under any Transaction Document, at law, in equity or otherwise;

iv.       the failure by any Person to take any steps to perfect and maintain any lien on, or to preserve any rights with respect to, any Collateral;

v.        any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any Subsidiary of any Guarantor or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or interest thereon) in or as a result of any such proceeding;

vi.  any foreclosure, whether or not through judicial sale, and any other sale or transfer of Collateral or any election following the occurrence of an Event of Default by Agent to proceed separately against any Collateral in accordance with Agent’s rights under any applicable law;

vii.     any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any Subsidiary of any Guarantor, in each case other than the payment in full of the Guaranteed Obligations; or

viii.     diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (A) any demand for payment or performance and protest and notice of protest; (B) any notice of acceptance; (C) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable, (D) any other notice in respect of the Guaranteed Obligations or any part of them, (E) any defense arising by reason of any disability or other defense of the Company or any other Guarantor and (F) any defense based on Agent’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct as determined by a final, non-appealable determination by a court of competent jurisdiction.  Until the Guaranteed Obligations have been indefeasibly paid in full, each Guarantor further unconditionally and irrevocably agrees not to (X) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Transaction Document or any payment made thereunder or (Y) assert any claim, defense, setoff or counterclaim it may have against any other Grantor or set off any of its obligations to such other Grantor against obligations of such Grantor to such Guarantor.

Section 1.6        Subordination of Other Indebtedness.  Any Indebtedness of the Company or any other Grantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness of the Company or such other Grantor to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of the Lenders and shall forthwith be paid over to Agent for the benefit of the Lenders to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Agreement; provided that prior to the occurrence of an Event of Default, Guarantors may borrow, repay and reborrow intercompany Indebtedness from the Company to the extent such intercompany Indebtedness is permitted under Section 7.2 of the Loan Agreement.

Section 1.7        Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that Agent and the Lenders shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Agent or such Lender, as applicable, shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Agent or such Lender, as applicable, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Section 1.8        Continuing Guaranty.  This guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full.  Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Guaranteed Obligations.

ARTICLE II

SECURITY AGREEMENT; PROVISIONS RELATING TO
ACCOUNTS COLLATERAL AND INVENTORY COLLATERAL

Section 2.1        Grant of Security Interest.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and Guaranteed Obligations (as the case may be) of such Grantor (together, the “Secured Obligations”), hereby mortgages, grants, pledges, hypothecates and assigns to Agent, on behalf of the Lenders, a continuing first priority lien on and security interest in, upon, and to, all right, title and interest in and to any and all property and interests in property of each Grantor whether now owned or hereafter owned, created, acquired or arising, and regardless of where located, including, without limitation, all of the following properties and interests in properties (collectively, the “Collateral”):

(a)   all Accounts;

(b)   all Chattel Paper (whether tangible or electronic);

(c)   all Commercial Tort Claims, as more particularly described in the Perfection Certificate;

(d)   all Deposit Accounts;

(e)   all cash and Cash Equivalents

(f)    all Documents;

(g)   all Equipment;

(h)   all Fixtures;

(i)    all Goods;

(j)    all Instruments;

(k)   all Inventory;

(l)    all Letter-of-Credit Rights and letters of credit;

(m)  all General Intangibles, Payment Intangibles and other rights to payment, including, without limitation, all Rights to Payment (as defined in Section 2.2) and all Indebtedness owing to such Grantor from another Grantor (which Indebtedness shall be evidenced by a promissory note in the form of the Master Intercompany Note delivered pursuant to Section 4.1(u) of the Loan Agreement or in such other form as may be acceptable to Agent), including all right, title and interest of such Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time (such Indebtedness collectively, the “Pledged Debt”);

(n)  all Investment Property and Financial Assets (other than Excluded Equity (as defined herein)), including, without limitation, 100% of the shares of the outstanding capital stock or other equity interests, of any class, of each Subsidiary of such Grantor and all certificates evidencing the same (collectively, the “Pledged Securities”, and together with the Pledged Debt, the “Pledged Collateral”), together with, in each case:

(i)           all shares, securities, stock, equity interests, moneys or property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities, and

(ii)           without affecting the obligations of such Grantor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which the issuer of any Pledged Security is not the surviving entity, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Grantor itself), or all other stock, as applicable, formed by or resulting from such consolidation or merger (the Pledged Securities, together with all other certificates, shares, securities, Stock, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the “Securities Collateral”);

(o)   all Contracts and other contract rights (including, without limitation, rights under any lease, license or other agreements);

(p)   all Securities Entitlements;

(q)   all Software;

(r)   all other tangible and intangible personal property whatsoever of such Grantor; and

(s)   all Proceeds, Supporting Obligations, products, insurance claims, offspring, accessions, rents, profits, income, benefits, additions, attachments, accessories, substitutions and replacements of, to, arising out of or related to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other documents (including, without limitation, all tapes, cards, computer runs and other documents and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor);

provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on (i) subject to the limitations set forth in Section 2.2, any Grantor’s interest in any Intellectual Property (as defined in Section 2.2) (including without limitation all “Collateral” (as defined in that certain Loan Agreement dated as of December 30, 2010 by and between XOMA Ireland and Les Laboratoires Servier)), (ii) share capital or capital stock, as the case may be, of XOMA Bermuda, XOMA LS Limited, XOMA Limited (UK), XOMA Development and XOMA CDRA (“Excluded Equity”), (iii) the Novartis Contract Rights to the extent (A) such Novartis Contract Rights are collateral for Indebtedness permitted under Section 7.2(f) of the Loan Agreement and (B) a Lien in favor of Agent is prohibited by the agreements governing such Indebtedness, provided, that upon the termination or expiration of any such prohibition, the Novartis Contract Rights shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the Collateral, and provided further that the Collateral shall include all proceeds, products, substitutions and replacements of the Novartis Contract Rights, (iv) the [*] and proceeds thereof, (v) the assets pledged in connection with the sale of the CIMZIA royalty stream (including without limitation the “Purchased Interest” and the “Additional Collateral” as defined in the CIMZIA Royalty Purchase Agreement), (vi) raw materials paid for or the cost of which has been reimbursed by the National Institute for Allergy and Infectious Disease or another agency of the U.S. government which are being or will be utilized in the conduct of activities under one or more contracts between any Grantor and NIAID or any such other agency, (vii) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Loan Agreement if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits, or requires the consent of any person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of, any other Lien on such property and (viii) any permit or license (A) issued by a governmental authority to any Grantor or agreement to which any Grantor is a party or (B) for the use of another person’s Intellectual Property, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Agent and Lenders (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a), or 9-409 of the UCC (or any successor provision or provisions) (the assets described in clauses (i) – (viii) referred to herein as the “Excluded Collateral”).

Unless otherwise specified herein, the following terms have the meanings ascribed to them in the UCC (as defined below), provided, that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control:  “Accounts”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Financial Asset” “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangible”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlement”, “Software” and “Supporting Obligations”.  As used herein, “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable requirement of law, any of the attachment, perfection or priority of Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 2.2        Intellectual Property and Rights to Payment.  The Collateral shall not include any intellectual property of any Grantor, which shall be defined as any and all copyrights, trademarks, servicemarks, patents, design rights, and trade secrets of a Grantor and any applications, registrations, amendments, renewals, extensions and improvements with respect thereto (collectively, “Intellectual Property”) now owned or hereafter acquired; provided however, that the Collateral shall include all cash, royalty fees, claims, products, awards, judgments, insurance claims, other proceeds, accounts and general intangibles that consist of rights of a Grantor to receive payment with respect to the Intellectual Property and all income, royalties and proceeds at any time due or payable to a Grantor with respect to the Intellectual Property and any of the foregoing, including, without limitation, (i) all rights of any Grantor to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof and (ii) any claims for damages that any Grantor has the right to assert with respect to any past, present or future infringement of any Intellectual Property, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies of any Grantor) or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property by or on behalf of a Grantor (“Rights to Payment”).  Notwithstanding the foregoing, to the extent it is necessary under applicable law to have a security interest in the underlying Intellectual Property in order for Agent to have (i) a security interest in the Rights to Payment and (ii) a security interest in any payments with respect to Rights to Payment that are received after the commencement of a bankruptcy or insolvency proceeding, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property (other than (A) the Excluded Negative Pledge Assets and (B) any other Intellectual Property subject to an agreement with a third party permitted under the second sentence of Section 7.1 of the Loan Agreement that prohibits the pledge of such Intellectual Property) to the extent necessary to permit attachment and perfection of Agent’s security interest (on behalf of itself and Lenders) in the Rights to Payment and any payments in respect thereof that are received after the commencement of any bankruptcy or insolvency proceeding.

Section 2.3        Other Agreements with Respect to Intellectual Property.  Agent hereby agrees on behalf of the Lenders that, if Agent obtains a security interest in the Intellectual Property pursuant to the last sentence of Section 2.2, Agent will not exercise any remedies (under the UCC or otherwise) with respect to the Intellectual Property (other than remedies with respect to Rights to Payment or any other proceeds of the Intellectual Property).  Nothing in the last sentence of Section 2.2 shall (a) restrict the Grantors from entering into agreements with respect to Intellectual Property that are otherwise permitted under the Transaction Documents or (b) require the Grantors to seek any third party’s consent to the pledge of any Intellectual Property to the Agent that is subject to a negative pledge permitted under the second sentence of Section 7.1 of the Loan Agreement.  Notwithstanding Section 3.11(b), the filing of a security agreement with the United States Patent and Trademark Office or United States Copyright Office shall not be required in connection with any security interest on the Intellectual Property described in the last sentence of Section 2.2.

Section 2.4        Security Agreement..  This Agreement shall constitute a security agreement as that term is used in the Uniform Commercial Code in effect in the jurisdiction(s) in which each Grantor is organized and in the jurisdiction(s) in which the Collateral is situated.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS

To induce Agent and the Lenders to enter into the Transaction Documents, each Grantor hereby represents, warrants and covenants to Agent and the Lenders, for as long as any Secured Obligation remains outstanding, as follows:

Section 3.1        Representations Warranties and Covenants of Transaction Documents.

(a)  Each of the representations and warranties as to such Grantor made by the Company or such Grantor in Article 5 (Representations and Warranties of Loan Parties) of the Loan Agreement are true and correct on each date as required by the Loan Agreement.

(b)  Each Grantor shall comply with all covenants and other provisions applicable to it under the Transaction Documents.

Section 3.2        Changes to Name, Location, Jurisdiction(a) .  Except as permitted under Section 7.4 of the Loan Agreement, no Grantor shall, and no Grantor shall permit any of its Subsidiaries to, (a) change its name or its jurisdiction of organization, (b) relocate its chief executive office, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Grantor or Subsidiary, (d) cease to conduct business substantially in the manner conducted by such Grantor or Subsidiary as of the date of this Agreement or (e) change its fiscal year end.  Within five years before the date of this Agreement, no Grantor has conducted business under or used any other name (whether corporate, partnership or assumed) other than as shown on the Perfection Certificate.  Each Grantor is the sole owner of all names listed on the Perfection Certificate.

Section 3.3       Title; No Other Liens; Locations(a) . Each Grantor has good title to (or valid leasehold interests in) all its real and personal property and shall retain such good title, except for minor defects in title that do not (a) materially affect the value or access to such property or (b) interfere with (i) its ability to conduct its business as currently conducted, (ii) its ability to utilize such properties for their intended purposes, or (iii) its right and power to Transfer such property, subject to no lien, other than Permitted Liens.  All of the Collateral, and all other property and assets of such Grantor that are necessary to the conduct of such Grantor’s business (other than leased property), is owned by such Grantor or the rights to same are held by such Grantor in its name, and none of the Collateral or any such property or assets (other than leased property) are owned or the rights thereto held in the name of any other entity.  The real estate listed on the Perfection Certificate constitutes all of the real property owned, leased or used by such Grantor in its business.  As of the Closing Date, the only places of business of such Grantor, and the places where it keeps all Collateral and records concerning the Collateral, are at the addresses set forth on the Perfection Certificate or as otherwise permitted pursuant to Section 6.9 of the Loan Agreement.  The Perfection Certificate also lists the owner of record of each such property.  Each Grantor’s chief executive office is located in the state and at the address shown on the Perfection Certificate.  No Collateral is held by any bailee or warehouseman for which such bailee or warehouseman has issued a negotiable document (as defined in Section 7-104 of the UCC or any similar section under any equivalent UCC).

Section 3.4        Deposit Accounts.

(a)  No Grantor has any Deposit Accounts, Securities Accounts or other bank or investment accounts except as described on the Perfection Certificate or as expressly permitted under Section 7.10 of the Loan Agreement.

(b)  As of the Closing Date, each Grantor is the sole entitlement holder or account holder, as applicable, of each of the Securities Accounts and Deposit Accounts set forth on the Perfection Certificate under the heading “Investment Property; Instruments; Accounts”, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Agent) having “control” (as used in this Section 3.4 “control” shall have the meaning provided under Sections 9-104 and 9-106 of the UCC or any similar sections under any equivalent UCC) over, or any other interest in, any such Securities Account or Deposit Account or any money deposited therein or any securities or other property credited thereto.

(c)  Each Grantor has taken all actions necessary or desirable to establish Agent’s control over any Securities Accounts and Deposit Accounts to the extent required by Section 7.10 of the Loan Agreement.

(d)  No Grantor shall close or terminate any Securities Account or Deposit Account without the prior consent of Agent and unless (i) a successor or replacement account has been established with the consent of Agent with respect to which successor or replacement account an Account Control Agreement has been entered into by the appropriate Grantor, Agent and the securities intermediary or depository institution at which such successor or replacement account is to be maintained or (ii) all funds or securities, as the case may be, from such Securities Account or Deposit Account have been transferred to an existing Securities Account or Deposit Account then subject to an Account Control Agreement in accordance with Section 7.10 of the Loan Agreement.

(e)  Prior to or concurrently with the establishment of any new Securities Account or Deposit Account, such Grantor shall deliver to Agent a notice of the existence and nature of such account, a supplement to the Perfection Certificate containing a specific description of such account and an Account Control Agreement entered into by the appropriate Grantor, Agent and the securities intermediary or depository institution at which such account is to be maintained, which Account Control Agreement shall comply with the requirements set forth in Section 7.10 of the Loan Agreement.

Section 3.5        Investments; Pledged Collateral.

(a)  No Grantor has any outstanding advances to, or owns or holds any equity or long-term debt investments in, any Person, except as described on the Perfection Certificate or as expressly permitted under Section 7.7 of the Loan Agreement.

(b)  All Pledged Securities pledged by such Grantor hereunder, (i) have been duly authorized, validly issued and are fully paid and nonassessable (other than Pledged Securities in limited liability companies and partnerships), and (ii) constitute the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with their terms.  As of the Closing Date, (x) all Pledged Securities pledged by such Grantor hereunder are listed on the Perfection Certificate and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Perfection Certificate and (y) any certificates evidencing such Pledged Securities have been delivered to Agent.

(c)  The Pledged Debt pledged by such Grantor hereunder (i) as of the Closing Date is listed on the Perfection Certificate, (ii) to the Grantor’s knowledge has been duly authorized and validly issued and delivered, and (iii) to the Grantor’s knowledge constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as enforceability may be limited by laws affecting creditors’ rights and principles of equity, and is not in default.  As of the Closing Date, all instruments (other than instruments with an aggregate value not to exceed $100,000) evidencing such Pledged Debt have been delivered to Agent.

(d)  Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Collateral, and a transferee or assignee of such Pledged Collateral shall become a holder of such Pledged Collateral to the same extent as such Grantor and with respect to the Pledged Securities and, upon the sale or other disposition by Agent of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Securities.

Section 3.6        Commercial Tort Claims.

(a)  The only Commercial Tort Claims with an aggregate value in excess of $100,000 of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on the Perfection Certificate.

(b)  Each Grantor, if it shall acquire any interest in any Commercial Tort Claim with a value, when taken together with all other Commercial Tort Claims of the Grantors, of more than $100,000 in the aggregate (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) shall, promptly upon such acquisition, deliver to Agent, in each case in form and substance satisfactory to Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to the Perfection Certificate containing a specific description of such Commercial Tort Claim, (ii) agrees that Section 2.1 shall apply to such Commercial Tort Claim and (iii) shall execute and deliver to Agent, in each case in form and substance satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, on behalf of the Lenders, a first priority perfected security interest in all such Commercial Tort Claims.

Section 3.7        Instruments and Tangible Chattel Paper.

(a)  No amount payable to any Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required below by Section 3.7(b);

(b)  If any amount payable under or in connection with any Collateral owned by any Grantor in excess of $100,000 in the aggregate shall be or become evidenced by an instrument or tangible chattel paper, other than such instruments delivered to and in the possession of Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of Agent, shall promptly deliver such instrument or tangible chattel paper to Agent, duly indorsed in a manner satisfactory to Agent.

Section 3.8        Letter of Credit Rights.  If any Grantor is or becomes the beneficiary of a letter of credit with a value, when taken together with all other letters of credit of which any Grantor is a beneficiary, in excess of $100,000 in the aggregate that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Agent thereof and at Agent’s request, use its commercially reasonable efforts to enter into a contractual obligation with Agent, the issuer of such letter of credit or any nominated Person with respect to the Letter-of-Credit Rights under such letter of credit, which contractual obligation shall (A) assign such Letter of Credit Rights to Agent, (B) be sufficient to grant Agent control (within the meaning of Section 9-107 of the UCC or any similar section under any equivalent UCC) of such Letter of Credit Rights, and (C) be in form and substance reasonably satisfactory to Agent.

Section 3.9        Electronic Chattel Paper.  If any amount in excess of $100,000 in the aggregate payable under or in connection with any Collateral owned by any Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant Agent control (within the meaning of Section 9-105 of the UCC or any similar section under any equivalent UCC) of all such electronic chattel and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 3.10      Accounts Administration.

(a)  All data and other information (other than immaterial data and information) relating to Accounts or other intangible Collateral shall at all times be kept by such Grantor at its chief executive office listed in the Perfection Certificate and, except in the ordinary course of business in which case Agent shall be promptly notified in writing no later than ten (10) Business Days after such move, shall not be moved from such locations without obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.

(b)  Each Grantor shall keep accurate and complete records in all material respects of its Accounts and all payments and collections thereon and sales thereof.

(c)  Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify Account Debtors that Accounts have been assigned to Agent.

(d)  No Grantor has made, or will make, any agreement with any Account Debtor other than with respect to Accounts with an aggregate value of no more than $100,000 per fiscal year for (i) any extension of the time for payment of the Account, (ii) any compromise or settlement for less than the full amount thereof, (iii) any release of any Account Debtor from liability therefor, or (iv) any deduction therefrom except a discount or allowance for prompt or early payment allowed by such Grantor in the ordinary course of its business consistent with its historical practices and as previously disclosed to Agent in writing.

Section 3.11      Creation, Preservation and Perfection of Security Interests.

(a)  The security interest granted to Agent hereby constitutes a valid, first priority security interest in the presently existing Collateral (subject to Permitted Liens), and will constitute a valid first priority security interest in Collateral acquired after the date hereof (subject to Permitted Liens).

(b)  Each Grantor shall furnish all filings, certificates, documents and instruments necessary (except to the extent otherwise provided herein or in any other Transaction Document) or otherwise required pursuant to the Transaction Documents to perfect Agent’s security interest in the Collateral, including but not limited to any certificates evidencing the Securities Collateral and all UCC financing statements.  Upon request of Agent, each Grantor shall furnish to Agent such further information, execute and deliver to Agent such additional documents and instruments (including, without limitation, additional UCC financing statements) and do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement.  Without limiting the foregoing, each Grantor shall cooperate and do all acts deemed necessary or advisable by Agent to continue a perfected first priority security interest in the Collateral, subject only to Permitted Liens, and shall obtain and furnish to Agent any subordinations, releases, landlord waivers, lessor waivers, mortgage waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Agent, or as otherwise required by any Transaction Document.  Each Grantor authorizes Agent to file financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral and containing any other information required by the applicable UCC to perfect Agent’s security interest granted hereby.  Each Grantor irrevocably grants to Agent the power to sign such Grantor’s name and generally to act on behalf of such Grantor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral, and obtain and promptly deliver to Agent such certificate showing the lien of this Agreement with respect to the Collateral.

(c)  No Grantor shall grant “control” (within the meaning of Sections 8-106, 9-104, 9-105, 9-106, 9-107 of the UCC, as applicable, or any similar sections under any equivalent UCC) of any Collateral to any Person other than Agent, except with respect to Collateral subject to a Permitted Lien.

ARTICLE IV

REMEDIAL PROVISIONS

Section 4.1        UCC and Other Remedies.

(a) UCC Remedies.  During the continuance of an Event of Default, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral.  Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) collect, receive, appropriate, remove and realize upon any Collateral or store the Collateral on the premises and (iii) Transfer or grant an option or options to purchase and deliver all or any part of any Collateral (and enter into contractual obligations to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Notwithstanding the foregoing, Agent’s rights under this paragraph are subject to the applicable limitations under federal law and regulations.  Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable requirements of law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Agent’s request, it shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to Transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent, (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Lenders), with respect to such appointment without prior notice or hearing as to such appointment and (v) Agent may render any or all of the Collateral unusable at a Grantor’s premises and may dispose of such Collateral on the premises without liability for rents or costs.  Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(d) Aplication of Proceeds.  Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 4.1 to the Obligations in accordance with Section 8.3 of the Loan Agreement.

(e) Direct Obligation.  Neither Agent nor any Lender shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of Agent and the Lenders under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any requirement of law.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  Any notice that Agent is required to give to a Grantor under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) Business Days prior to such action.

(f) Commercially Reasonable.  To the extent that applicable requirements of law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

 i. fail to incur significant costs, expenses or other liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

 ii. fail to obtain permits, or other consents, for access to any Collateral or for the collection or transfer of any Collateral, or, if not required by other requirements of law, fail to obtain permits or other consents for the collection or disposition of any Collateral to the extent reasonably determined by Agent to be burdensome;

 iii. fail to exercise remedies against account debtors or other persons obligated on any Collateral or to remove liens on any Collateral or to remove any adverse claims against any Collateral;

 iv. advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

 v. exercise collection remedies against account debtors and other persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

 vi. dispose of assets in wholesale rather than retail markets;

 vii.    disclaim disposition warranties, such as title, possession or quiet enjoyment; or

 viii.  purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Notwithstanding anything to the contrary in this Section 4.1 or elsewhere in this Agreement, Agent shall use commercially reasonable efforts to maintain the confidentiality of any proprietary information of the Grantors.

Each Grantor acknowledges that the purpose of this Section 4.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 4.1.  Without limitation upon the foregoing, nothing contained in this Section 4.1 shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable requirements of law in the absence of this Section 4.1.

Section 4.2       Accounts and Payments in Respect of General Intangibles and Instruments.

(a)  In addition to, and not in substitution for, any similar requirement in the Loan Agreement or any other Transaction Document, at any time during the continuance of an Event of Default (whether or not any such Event of Default has resulted in acceleration pursuant to Section 8.2 of the Loan Agreement), Agent shall have the following rights and remedies:

 i.      Any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be held in trust for Agent and, at Agent’s request, segregated from such other funds of such Grantor and shall be turned over to Agent, or to such other bank or Person as may be approved by Agent, within two (2) Business Days immediately upon receipt in the identical form received.

 ii.    If requested by Agent, each Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any Account or any payment in respect of General Intangibles, including all original orders, invoices and shipping receipts.

 iii. Any of Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent or any designee of Agent, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, including, but not limited to, verification of each Grantor’s compliance with applicable laws.  Each Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process.  Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over any Grantor’s affairs, all of which contacts each Grantor hereby irrevocably authorizes.

 iv.  Agent may limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or Instruments or any part thereof and, in its own name or in the name of others, communicate with Account Debtors to verify with them to Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible or Instrument.

 v. Agent shall have the right at any time to (A) notify any Account Debtor of any Grantor or any obligor on any Instrument that such Accounts, General Intangibles and Instruments, as applicable, have been assigned to Agent and that payments in respect thereof shall be made directly to Agent (for the benefit of the Lenders) (and once such notice has been given to an Account Debtor, such Grantor shall not give any contrary instructions to such Account Debtor without Agent’s prior written consent) and (B) enforce such Grantor’s rights against such Account Debtors and obligors of Accounts, General Intangibles and Instruments.

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Account and each payment in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither Agent nor any Lender shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of any Transaction Document or the receipt by Agent or any Lender of any payment relating thereto, nor shall Agent or any Lender be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 4.3        Pledged Collateral.

(a)    Voting Rights.  During the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it; provided, however, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)  Proxies.  In order to permit Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any Transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon determination by Agent in its sole discretion that the Event of Default that gave rise to such proxy has been cured or the payment in full of the Secured Obligations.

(c)  Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Agent.

Section 4.4        Proceeds to be Turned over to and Held by Agent.  Except as otherwise provided in the Loan Agreement, this Agreement or any other Transaction Document, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Lenders and shall, upon Agent’s request during the continuance of an Event of Default, promptly upon receipt by any Grantor, be segregated and turned over to Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent as collateral security for the Secured Obligations and shall not constitute payment thereof until applied to the Secured Obligations in accordance with the relevant provisions of the Loan Agreement.

Section 4.5        Registration Rights.

(a)  If, in the opinion of Agent, it is necessary or advisable to transfer any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be transferred under the provisions of the Securities Act, all as directed by Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that Agent shall designate.

(b)  Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c)  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this Section 4.5 valid and binding and in compliance with all applicable requirements of law.  Each Grantor further agrees that a breach of any covenant contained in this Section 4.5 will cause irreparable injury to Agent and other Lenders, that Agent and the other Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 4.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

Section 4.6        Grant of Licenses.  For the purpose of enabling Agent to exercise rights and remedies under this Article IV, each Grantor hereby grants to Agent at such time as Agent shall be lawfully entitled to exercise such rights and remedies (a) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), to use or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) an irrevocable license (without payment of rent or other compensation to such Grantor) during the continuance of an Event of Default to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 4.7        Appointment of Agent.  Each Grantor hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, during the continuance of an Event of Default to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent (and any of Agent’s designated officers or employees) the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing: (i) endorse such Grantor’s name on any checks or other forms of payment or security that may come into Agent’s possession; (ii) settle and adjust disputes and claims respecting such Grantor’s Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable; and (iii) do such other and further acts and deeds in the name of such Grantor that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral (on behalf of the Lenders).  The appointment of Agent as each Grantor’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date.

Section 4.8        Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Agent or any Lender to collect such deficiency.

ARTICLE V

MISCELLANEOUS

Section 5.1        Reinstatement.  Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Agreement (including the guaranty of such Grantor hereunder) shall have been terminated, cancelled or surrendered, such provision, and any lien or other Collateral securing such Grantor’s liability hereunder that may have been released or terminated by virtue of such termination, cancellation or surrender, shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any lien or other Collateral securing such obligation or the amount of such payment.

Section 5.2        Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations.  If any Secured Obligation is not paid when due, or upon any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount or any portion of any Secured Obligation then due, without first proceeding against any other Grantor or any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 5.3        No Waiver by Course of Conduct.  Neither Agent nor any Lender shall, by any act (except, with respect to the Loan Agreement, by a written instrument pursuant to Section 10.9 of the Loan Agreement), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Agent or such Lender would otherwise have on any future occasion.

Section 5.4        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.9 of the Loan Agreement.

Section 5.5        Additional Grantors.  If, at the option of the Company or as required pursuant to the Transaction Documents, the Company shall cause any Subsidiary of Parent that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto as of the date hereof.

Section 5.6        Notices.  All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Loan Agreement.

Section 5.7        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of Agent and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

Section 5.8        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 5.9        Interpretation.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause of this Agreement.  The Recitals hereto are incorporated in and made a part of this Agreement to the same extent as if set forth in full herein.

Section 5.10      Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 5.11      Payments; Foreign Currency Indemnity.  Any payments made by any Grantor under this Agreement shall be made in accordance with the requirements set forth in Sections 2.2(d) and 10.7(c) and (d) of the Loan Agreement.

Section 5.12      Release of Liens.  The lien and security interest created hereunder shall be automatically released (i) with respect to all Collateral upon the payment in full of all Obligations, (ii) with respect to Collateral that is sold or to be sold as part of or in connection with any sale permitted under the Loan Agreement to a Person that is not a Grantor, or (iii) if approved, authorized or ratified in writing in accordance with the Loan Agreement.  Upon such release Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantor, against receipt and without recourse to or warranty by Agent except as to the fact that Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof and proper documents and instruments (including UCC 3 termination financing statements or releases) acknowledging the release of such Collateral.

Section 5.13      Waiver of Jury Trial.  EACH OF THE GRANTORS, THE AGENT AND LENDERS UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY OF THE OBLIGATIONS SECURED HEREBY, ANY DEALINGS AMONG GRANTORS, THE AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG GRANTORS, THE AGENT AND/OR LENDERS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 5.14      GOVERNING LAW AND JURISDICTION.

(a)  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)  SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR EXECUTING THIS AGREEMENT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  NOTWITHSTANDING THE FOREGOING, THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GRANTOR (OR ANY PROPERTY OF SUCH GRANTOR) IN THE COURT OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(c)  SERVICE OF PROCESS.  ANY PROCESS IN ANY ACTION WITH RESPECT TO THIS AGREEMENT SHALL BE DULY SERVED TO THE GRANTORS IN ACCORDANCE WITH SECTION 10.2 OF THE LOAN AGREEMENT, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

(d)  NON-EXCLUSIVE JURISDICTION.  NOTHING CONTAINED IN THIS SECTION 5.13 SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION.

[signatures follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

XOMA (US) LLC, a Delaware limited liability company

By:
Name:
Title:

XOMA LTD., a Bermuda exempted company

By:
Name:
Title:

XOMA TECHNOLOGY LTD., a Bermuda exempted company

By:
Name:
Title:

XOMA IRELAND LIMITED, an Irish private limited company

GIVEN under the COMMON SEAL of
XOMA IRELAND LIMITED
in the presence of:

Director

Director/Secretary

Witness Signature

Witness Name

Witness Occupation and Address

[SIGNATURE PAGE - US GUARANTY, PLEDGE AND SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent for Lenders

By:
Name:
Title: Duly Authorized Signatory

[SIGNATURE PAGE - US GUARANTY, PLEDGE AND SECURITY AGREEMENT]

ANNEX 1
TO
GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 5.5 of the Guaranty, Pledge and Security Agreement, dated as of December 30, 2011, by XOMA (US) LLC, XOMA LTD. and the other Grantors party thereto from time to time in favor of General Electric Capital Corporation, as Agent (the “Guaranty”).  Capitalized terms used herein without definition are used as defined in the Guaranty.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 5.5 of the Guaranty, hereby becomes a party to the Guaranty as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Grantor thereunder and hereby agrees to be bound as a Grantor for purposes thereof.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A1-1

ACKNOWLEDGED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent for Lenders

By:
Name:
Title: Duly Authorized Signatory

 A1-2